Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated December 29, 2022, with respect to the financial statements of abrdn Funds, comprised of abrdn U.S. Sustainable Leaders Smaller Companies Fund, abrdn U.S. Small Cap Equity Fund, abrdn China A Share Equity Fund, abrdn Emerging Markets Sustainable Leaders Fund, abrdn Emerging Markets ex-China Fund, abrdn Emerging Markets Fund, abrdn Global Absolute Return Strategies Fund, abrdn International Small Cap Fund, abrdn Intermediate Municipal Income Fund, abrdn U.S. Sustainable Leaders Fund, abrdn Dynamic Dividend Fund, abrdn Global Infrastructure Fund, abrdn Short Duration High Yield Municipal Fund, abrdn Realty Income & Growth Fund, abrdn Ultra Short Municipal Income Fund, abrdn International Sustainable Leaders Fund, abrdn Global Equity Impact Fund, and abrdn Global High Income Fund, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Prospectus and under the headings, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG

Philadelphia, Pennsylvania

February 28, 2023